Exhibit 99.1

                            FOR IMMEDIATE RELEASE

                      HALLMARK FINANCIAL SERVICES, INC.
                     FIRST QUARTER 2006 EARNINGS RESULTS


 FORT WORTH, Texas, (May 15, 2006) - Hallmark Financial Services, Inc. today reported operating results for the first quarter of fiscal 2006. Net income for the quarter ended March 31, 2006 was $2.4 million, as compared to $1.8 million for the same period in 2005. During the first quarter of fiscal 2006, Hallmark recorded a $1.1 million interest expense from amortization attributable to the deemed discount on convertible promissory notes issued in January, 2006. In the absence of this non-cash expense, net income for the three months ended March 31, 2006 would have been $3.1 million, representing a 72.5% increase over the similar period of fiscal 2005. The increased net income reflected a 155.2% year-to-year increase in total revenues to $44.5 million for the quarter ended March 31, 2006 from $17.4 million for the quarter ended March 31, 2005.

 First quarter 2006 net income was $0.02 per common stockholder diluted share, as compared to $0.04 per common stockholder diluted share for the same period in 2005. The decrease in diluted earnings per share to common stockholders was due to the combined impact of issuing 50.0 million shares in a stockholders rights offering in the second quarter of 2005 and allocating a portion of net income to the holders of convertible notes in the first quarter of 2006.

 "I am pleased to report another quarter of strong operating results," stated Mark E. Schwarz, Chairman and Chief Executive Officer. "The moves we made last year to retain our commercial business and the acquisitions made this year have positioned us for continued growth and success," Mr. Schwarz continued.

 "The increase in total revenues for the quarter ended March 31, 2006, as compared to the same period in 2005, was primarily attributable to the acquisitions of Texas General Agency, Inc. and Aerospace Holding LLC in January of 2006. In addition, total revenues were positively impacted by the retention in American Hallmark Insurance Company of commercial business written by Hallmark General Agency, Inc. that was previously produced for a third party insurer," stated Mark J. Morrison, President and Chief Financial Officer. "The increase in net income for the quarter ended March 31, 2006 versus the same period in 2005 was primarily attributable to our retention of the Hallmark General Agency commercial business and the quarterly results of Texas General Agency," Mr. Morrison concluded.

 Hallmark Financial Services, Inc. engages primarily in sale of property and casualty insurance products. The Company's business involves marketing and underwriting commercial insurance in Texas, New Mexico, Idaho, Oregon, Montana and Washington; marketing and underwriting non-standard personal automobile insurance in Texas, New Mexico and Arizona; marketing of general aviation insurance in 44 states; claims administration; and other insurance related services. The Company is headquartered in Fort Worth, Texas and its common stock is listed on the American Stock Exchange under the symbol "HAF".

 Forward-looking statements in this Release are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Act of 1995. Investors are cautioned that actual results may differ substantially from such forward-looking statements. Forward-looking statements involve risks and uncertainties including, but not limited to, continued acceptance of the Company's products and services in the marketplace, competitive factors, interest rate trends, the availability of financing, underwriting loss experience and other risks detailed from time to time in the Company's periodic report filings with the Securities and Exchange Commission.

                For further information, please contact:
               Mark J. Morrison, President at 817.348.1600
                           www.hallmarkgrp.com

              Hallmark Financial Services, Inc. and Subsidiaries
                    Consolidated Statements of Operations
                                 (Unaudited)
                 ($ in thousands, except per share amounts)

                                                        Three Months Ended
                                                             March 31
                                                     ------------------------
                                                        2006          2005
                                                     ----------    ----------
 Gross premiums written                             $    47,735   $    10,634
 Ceded premiums written                                  (1,956)            -
                                                     ----------    ----------
   Net premiums written                                  45,779        10,634
   Change in unearned premiums                          (17,345)         (594)
                                                     ----------    ----------
   Net premiums earned                                   28,434        10,040

 Investment income, net of expenses                       2,357           411
 Realized loss                                              (83)            -
 Finance charges                                            687           540
 Commission and fees                                     12,264         4,812
 Processing and service fees                                857         1,634
 Other income                                                 4             8
                                                     ----------    ----------
   Total revenues                                        44,520        17,445

 Losses and loss adjustment expenses                     16,690         6,026
 Other operating costs and expenses                      21,026         8,705
 Interest expense                                         1,585             3
 Interest expense from amortization
   of discount on convertible notes                       1,117             -
 Amortization of intangible asset                           573             7
                                                     ----------    ----------
   Total expenses                                        40,991        14,741

 Income before tax                                        3,529         2,704

 Income tax expense                                       1,103           889
                                                     ----------    ----------
 Net income                                         $     2,426   $     1,815
                                                     ==========    ==========
 Common stockholders net income per share:
   Basic                                            $      0.02   $      0.04
                                                     ==========    ==========
   Diluted                                          $      0.02   $      0.04
                                                     ==========    ==========

 Convertible noteholders net income per share:
   Basic                                            $      0.02           n/a
                                                     ==========
   Diluted                                          $      0.02           n/a
                                                     ==========

 The following is a reconciliation of net income without interest expense from amortization of discount on convertible notes to reported results (in thousands). Management believes this reconciliation provides useful supplemental information in evaluating the operating results of our business. This disclosure should not be viewed as a substitute for net income determined in accordance with GAAP:

                                                            Quarter Ended
                                                            March 31, 2006
                                                            --------------
        Income excluding interest expense from
          amortization of discount, net of tax                   $ 3,130

        Interest expense from amortization of discount             1,117
        Less related tax effect                                     (413)
                                                            --------------
                                                                     704
                                                            --------------
        Net income                                               $ 2,426
                                                            ==============